Exhibit 99.1

For Immediate Release

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Leo S. Berard TSYS Investor Relations +1.706.649.5220 leoberard@tsys.com

TSYS Reports 41.7% Increase in Net Income for First Quarter
After Largest Quarterly Increase in Five Years, Company Raises 2005 Earnings Guidance to 22–25%

Columbus, Ga., April 19, 2005 — TSYS® today announced that its financial results for the first quarter of 2005 had exceeded its earnings per share (EPS) expectations.

        Below is a summary of the results for the quarter ended March 31, 2005, as compared to the same period in 2004:

	Three Months Ended
	March 31,
(dollars in millions, except earnings per share data)	2005		2004		Percent Change
Revenues Before Reimbursables	$280.4		224.6		24.8
Total Revenues	350.0		285.2		22.7
Operating Income	66.3		44.1		50.2
Net Income	46.1		32.6		41.7
Basic EPS	0.	23	0.	17	41.5
Diluted EPS	0.	23	0.	17	41.7

        “We are extremely pleased with the results for the first quarter of 2005 and believe this gives us a great start towards another record year,” said Philip W. Tomlinson, chief executive officer. “The results for the quarter are above our expectations. TSYS’ strength for the quarter included the consolidated results of Vital, strong growth in ancillary services and good expense controls. As a result, we are increasing our earnings guidance from 19–22% to 22–25% for the year.”

         Highlights for the quarter include:

•	TSYS acquired the remaining 50% interest in Vital Processing Services, L.L.C., in Tempe, Arizona, from Visa U.S.A. and began consolidating its results on March 1, 2005.

•	TSYS signed a seven-year contract with ABN AMRO Bank, Barneveld, Netherlands, which represents the first processing agreement with a card issuer based in continental Europe. Additionally, TSYS will provide customer care services on behalf of ABN AMRO by managing a customer contact center in The Netherlands. The center will support full end-to-end customer service, including general customer service queries, application processing, chargebacks and dispute handling, fraud and collections.

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TSYS Reports Results For First Quarter 2005/Page 2 of 12

•	TSYS and Bank of America agreed to add five years to the current agreement to provide exclusive processing services through 2014. The expanded relationship covers all consumer and commercial credit Visa and MasterCard accounts issued by Bank of America, as well as the recently acquired portfolio of FleetBoston Financial Corp., which was converted to TSYS in mid-March.

•	MBNA, based in Wilmington, Delaware, extended its existing seven-year relationship with TSYS for commercial-card processing services by an additional three years.

•	TSYS successfully implemented two retail gift card programs in Europe — one for HMV, the largest retailer of music, DVD and games in the UK and another for Hunkemöller, a leading specialist retailer in The Netherlands, with outlets in Germany, Denmark, France, Luxembourg and Belgium.

•	TSYS announced that Answers, etc. will use TSYS Prepaid’s platform to power the Zoomcard Prepaid MasterCard. The Zoomcard, issued by KeyBank, is accepted at more than 900,000 ATMs and more than 24 million merchant locations worldwide.

•	TSYS Prepaid announced it was sponsoring the creation of an industry-wide prepaid card trade association. The trade association will help advance the rapidly evolving prepaid market, focusing primarily on branded cards using open networks such as Visa, MasterCard as well as EFT and ATM networks.

         “The purchase of the remaining share of Vital is a significant strategic move for TSYS,” said Tomlinson. “Vital is the second largest merchant processor in the United States, serving over 1 million merchant locations. This purchase positions TSYS to be a complete provider of value-based services at both ends of the payment chain. Expanding our role in the merchant services sector allows us to strengthen the relationships TSYS enjoys with some of the world’s largest card issuers by placing them closer to the point of sale. In addition, Vital will provide an important outlet for the worldwide expansion of service offerings provided by TSYS and our other subsidiaries.”

        “We expected to have a strong first quarter, but the results exceeded our expectations. We are very excited about our prospects for the remainder of 2005. As a result of the stellar performance in the first quarter, we are raising our earnings guidance to reflect our encouraged outlook for the year. Our conversion pipeline has approximately 34 million accounts, which are expected to be converted by the end of the third quarter. We believe we have built great momentum that will lead to a break-out year in 2005,” said Tomlinson.

        TSYS now expects its net income growth to be in the range of 22–25% and revenue growth to be in the 30–33% range for 2005. TSYS’ net income forecast is based on the following assumptions:

        1.     Revenue before reimbursable items will increase 30–33% in 2005

        2.     Vital Processing Services will add $225–235 million in annual revenue

        3.     Accounts on file at the end of 2005 will be between 430 and 435 million

        4.     No significant client losses or additions through 2005 (other than those previously announced)

Conference Call

         TSYS will host its quarterly conference call at 8:30 a.m. EDT, April 20, 2005. The conference call can be accessed at www.tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be available approximately 30 minutes after the completion of the call.

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TSYS Reports Results For First Quarter 2005/Page 3 of 12

About TSYS

        TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit and prepaid services for financial institutions and retail companies in North America, Europe and the Asia-Pacific regions. Based in Columbus, Ga., TSYS (NYSE: TSS) is closely held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

        This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expected conversion of the accounts in its pipeline by the end of the third quarter of 2005 and TSYS’ expected net income growth and revenue growth for 2005; and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2005, an increase in revenues before reimbursable items of 30-33%; Vital Processing Services adding $225-$235 million in annual revenues; accounts on file at the end of 2005 will be between 430 to 435 million; and no significant client losses or additions through 2005, other than those previously announced. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; Vital’s addition to revenue is lower than anticipated; accounts on file at the end of 2005 are lower than anticipated; TSYS incurs expenses associated with the signing of a significant client; internal growth rates for TSYS’ existing customers are lower than anticipated; TSYS does not convert clients’ portfolios as scheduled; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS is unable to control expenses and increase market share; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; the impact of acquisitions, including their being more difficult to integrate than anticipated; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; the impact of changes in accounting principles; overall market conditions; no material breach of the security of any of our systems; and the impact on TSYS’ business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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